INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of Fleming Companies, Inc. on Form S-8 of our report dated March 4, 1997 appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. and subsidiaries for the year ended December 28, 1996.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Oklahoma City, Oklahoma
May 30, 1997